UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 11, 2003

ALLSTATE LIFE INSURANCE COMPANY
(Exact name of Registrant as Specified in Charter)

Illinois	0-31248	36-2554642
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
3100 Sanders Road, Northbrook, Illinois (Address of Principal Executive Offices)		60062 (Zip Code)

Registrant's telephone number, including area code (847) 402-5000

Item 5.    Other Events

        On June 11, 2003, Standard & Poor's Ratings Services revised its long-term counterparty and financial strength ratings on members of Allstate Financial to AA from AA+ and revised its ratings outlook to stable from negative.

        The following is a list of the rating changes.

	To	From
Allstate Life Insurance Company
Counterparty credit rating	AA/Stable/A-1+	AA+/Negative/A-1+
Financial strength rating	AA/A-1+	AA+/A-1+
American Heritage Life Insurance Company
Allstate Life Insurance Company of New York
Glenbrook Life and Annuity Company
Lincoln Benefit Life Company
Surety Life Insurance Company
Counterparty credit rating	AA/Stable/—	AA+/Negative/—
Financial strength rating	AA	AA+
Allstate Life Funding LLC
Senior secured debt rating	AA	AA+
Allstate Financial Global Funding LLC
Senior secured debt rating	AA	AA+

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ALLSTATE LIFE INSURANCE COMPANY
By	/s/ SAMUEL H. PILCH
Name:	Samuel H. Pilch
Title:	Group Vice President and Controller

June 13, 2003